UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       March 12, 2024

J.W. Mays, Inc.
(Exact name of registrant as specified in its charter)
New York	1-3647	11-1059070
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
9 Bond Street, Brooklyn, New York	11201-5805
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   718-624-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	MAYS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Report Contains 3 Pages.

Section 5 – Corporate Governance and Management.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At its regular meeting on March 12, 2024, the Board of Directors (the “Board”) of J. W. Mays, Inc. (the “Company”), elected Ms. Melinda Koster to the Board to fill the vacancy caused by the death of John Pearl for an initial term expiring at the Annual Meeting of Shareholders to be held in November 2024.

Melinda Koster is a Partner at Sanford Heisler Sharp, LLP, where she represents employees in employment discrimination, retaliation, and wage and hour matters.

Melinda Koster graduated summa cum laude from Pomona College in 2006 and earned her JD from Stanford Law School in 2012. A member of the New York bar, Ms. Koster has practiced law for over a decade.

Prior to joining Sanford Heisler Sharp, Ms. Koster clerked for the Honorable Julio Fuentes of the US Court of Appeals for the Third Circuit and the Honorable Esther Salas of the United States District Court for the District of New Jersey.

During the course of her legal career, Ms. Koster has been recognized by Super Lawyers as a New York Metro Rising Star, been included in the Top 40 Under 40 Civil Plaintiff Trial Lawyers in New York list by the National Trial Lawyers, and been selected as a Woman Worth Watching in Leadership by Profiles in Diversity Journal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. W. Mays, Inc.
(Registrant)

Dated: March 13, 2024	By: Ward Lyke, Jr.
Ward N. Lyke, Jr.
Vice President,
Chief Financial Officer and Treasurer